Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE

Pyxus Announces Successful Completion of Previously Announced Exchange Transactions

Transactions extend maturities and provide additional financial flexibility.

Morrisville, NC – February 6, 2023 – Pyxus International, Inc. (OTC Pink: PYYX) (the “Company”), a global value-added agricultural company, today announced that the Company and certain of its subsidiaries, including Pyxus Holdings, Inc. (“Pyxus Holdings”), successfully completed the previously announced exchange transactions (the “Exchange Transactions”), including:

•

the exchange of 100% of the loans outstanding under the term loan facility of the Company’s Dutch subsidiary for new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower and such subsidiary as a guarantor (the “New Intabex Loans”);

•

the exchange of 100% of the loans outstanding under Pyxus Holdings’ exit term loan facility for new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower (the “New Pyxus Loans”) and New Intabex Loans;

•

the exchange of approximately 92.7% of Pyxus Holdings’ outstanding senior secured notes (the “Existing Notes”) for new 8.50% Senior Secured Notes due December 31, 2027 issued by Pyxus Holdings (the “New Notes”);

•

the entry into a supplement to the indenture governing the Existing Notes, which eliminated substantially all of the covenants, certain events of default and certain other provisions thereunder, and released all of the collateral securing the Existing Notes; and

•

the amendment of the credit agreement governing the Company’s asset-based revolving credit facility, which permitted the Exchange Transactions and modified certain covenants to be substantially consistent with those governing the New Intabex Loans, the New Pyxus Loans and the New Notes.

“The Company appreciates the support received from our lenders and noteholders, which led to the successful and timely completion of the Exchange Transactions. These transactions provide us with additional financial flexibility, relief from certain restrictive covenants and extend near-term maturities to December 2027,” said Pyxus President and CEO Pieter Sikkel. “The Company is now in a stronger position to execute on our long-term strategy and we look forward to driving stakeholder value so that together we can grow a better world.”

FTI Consulting, Inc. acted as financial advisor to the Company and Pyxus Holdings in connection with the Exchange Transactions. Simpson Thacher & Bartlett LLP acted as legal counsel to the Company and Pyxus Holdings in connection with the Exchange Transactions. Wachtell, Lipton, Rosen & Katz acted as legal counsel to certain of the exchanging holders.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with 150 years of experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients.

Disclaimer

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Notes Exchange Offer was made, and the New Notes were offered and issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been and will not be registered under the Securities Act, or with any securities regulatory authority of any State or other jurisdiction.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” “could,” “should,” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements, and no assurance can be given that the results in any forward-looking statement will be achieved. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events, except as required by law. The Company cannot guarantee that any forward-looking statement will be realized, although the Company believes it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements in this press release. Any forward-looking statement is qualified by reference to the following cautionary statements. These factors include the factors discussed under the heading “Risk Factors” in the Company’s Form 10-K for the fiscal year ended March 31, 2022 and the subsequently filed quarterly reports on Form 10-Q incorporated by reference therein and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.

2